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Exhibit 10.3

                              AMENDMENT NO. 1
                    TO REGISTRATION RIGHTS AGREEMENT

         THIS AMENDMENT NO. 1 amends that certain Registration Rights Agreement by and between GateField Corporation ("GateField") and Actel Corporation ("Actel") dated as of August 14, 1998 (the "Agreement").

         GateField and Actel hereby agree to amend the Agreement as follows:

         1.     REGISTRABLE  SECURITIES.  Amend the definition of
"registrable securities" in section 1 of the agreement to read in its entirety as follows:

                "Registrable Securities" shall mean: (i) the Shares, (ii) any shares of Common Stock, and any other securities, acquired by the Purchaser pursuant to the exercise and/or conversion of convertible notes, (iii) any shares of Common Stock, and any other securities, acquired by the Purchaser pursuant to
                Section 4.7 of the Stock Purchase Agreement, and (iv) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events).

         Except as amended hereby, the provisions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 by their respective duly authorized representatives as of May 25, 1999.




         GATEFIELD CORPORATION          ACTEL CORPORATION


By:  /s/ Timothy Saxe                   By:  /s/ Esmat Z. Hamdy
   --------------------------              --------------------------
Name:  Timothy Saxe                     Name:  Esmat Z. Hamdy

Title:  President and CEO               Title:  Sr. VP Technology & Operations